UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: August 22, 2006

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2006, the Board of Directors of OurPet’s Company (“OurPet’s”) approved a new Lease (the “Lease”) between SENK Properties and OurPet’s. The lease will become effective as of March 1, 2007, to coincide with the completion of the expansion of OurPet’s facilities. The Lease is for 64,000 square feet of office and warehouse space in Fairport Harbor, Ohio, the location of essentially all of OurPet’s operations. The Lease has an initial term of ten years, with the option to renew for an additional ten years. The total annual rent under the Lease ranges from $320,000 in the first year to $405,000 in the tenth year. OurPet’s landlord, SENK Properties, is a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Nicholas S. Tsengas and Evangelia S. Tsengas. Dr. Tsengas is OurPet’s Chairman, President, Chief Executive Officer, a director and a major stockholder. Konstantine Tsengas is OurPet’s Vice President and Secretary, as well as a stockholder. Nicholas Tsengas and Evangelia Tsengas are both stockholders of OurPet’s.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the full and complete terms of the Lease, which is attached hereto as Exhibit 10.25.

Item 3.02. Unregistered Sales of Equity Securities.

On August 22, 2006, the Board of Directors of OurPet’s approved the grant of options to purchase 500 shares of OurPet’s common stock at an exercise price of $0.50 per share, vesting over a period of five years, to two new employees of OurPet’s. The new employees were each granted 500 options, for a total of 1,000 options. The options were granted under OurPet’s 1999 Stock Option Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.5 to OurPet’s Registration Statement on Form 10SB/A filed with the Securities and Exchange Commission on May 31, 2001. The options granted were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.25	Lease, dated as of March 1, 2007, between SENK Properties and OurPet’s Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2006	OurPet’s Company

	By:	/s/ John G. Murchie
John G. Murchie, Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.25	Lease, dated as of March 1, 2007, between SENK Properties and OurPet’s Company